UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2006

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

   Repayment of Convertible Debentures

        As previously reported on the Current Report on Form 8-K of Tarrant Apparel Group filed on June 21, 2006, we entered into an agreement with the holders of our outstanding 6% Secured Convertible Debentures Due December 14, 2007 to amend certain provisions of the convertible debentures, which amendment was effective June 16, 2006. Pursuant to this agreement, all convertible debenture holders were given a right, at any time on or prior to June 23, 2006, to have all outstanding amounts due under their convertible debenture paid in full by us along with a prepayment penalty of 5% of the principal amount being repaid. All holders exercised this early repayment right in a timely manner. As a result, on June 26, 2006, we repaid the remaining principal amount of approximately $6.9 million plus all accrued and unpaid interest and a prepayment penalty of 5% of the principal amount repaid. As a result of the repayment, the convertible debentures were terminated effective June 26, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006	TARRANT APPAREL GROUP By: /s/ Corazon Reyes _______________________________ Corazon Reyes, Chief Financial Officer

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